Exhibit 99.1

Implant Sciences Announces Conference Call and Q&A Regarding Zapata Industries

Company to Host Conference Call Thursday August 4, 2016 at 4:15pm

Wilmington, MA – August 3, 2016 – Implant Sciences Corporation (OTCQB:IMSC), a leading manufacturer of explosives trace detection (ETD) solutions for Department of Homeland Security (DHS) applications, today announced that it will be hosting a conference call on Thursday August 4, 2016 at 4:15 PM EDT. The call will focus on a Q&A with Zapata CEO, Franky Zapata and Implant Sciences President, Bob Liscouski regarding the proposed Zapata acquisition. This call is a follow-on to Implant Sciences’ July 25, 2016 investor call regarding the company’s recent announcement that it signed a letter of intent to acquire Zapata Industries SAS of Marseilles, France. Zapata (http://www.zapata-industries.com) is a profitable and debt-free company with commercial, defense, and homeland security technology applications.

Company Conference Call

Zapata Industries CEO, Franky Zapata and Implant Sciences President, Bob Liscouski will host a conference call on Thursday August 4, 2016 at 4:15 PM EDT to answer questions from investors regarding the proposed acquisition of Zapata Industries. Following the company's prepared remarks, there will be a Q&A session for questions from investors submitted prior to and during the call via our Investors Relations email; ir_imsc@implantsciences.com. The call can be accessed by interested parties by dialing: 844-243-4692 within the U.S. or 225-283-0380 outside the U.S. and entering the conference ID or passcode 61170001. Participants are asked to call the assigned number approximately 5 minutes before the conference call begins.  A replay of the conference call will be available approximately two hours after the call for seven days by dialing: 855-859-2056 within the U.S. or 404-537-3406 outside the U.S. The conference ID or passcode to access the call replay is 61170001. The conference call will also be available live over the internet at the investor relations section of Implant Sciences' website at www.implantsciences.com. A replay of the webcast will be available for seven days after the call.

About Implant Sciences

Implant Sciences is a leader in developing and manufacturing advanced detection capabilities to counter and eliminate the ever-evolving threats from explosives and drugs. The Company's team of dedicated trace detection experts has developed proprietary technologies used in its commercial products, thousands of which have been sold across more than 70 countries worldwide. The Company's ETDs have received approvals and certifications from several international regulatory agencies including the TSA in the U.S., ECAC in Europe, CAAC and the Ministry of Public Safety in China, Russia FSB, STAC in France, and the German Ministry of the Interior. It has also received the 2015 GSN Airport/Seaport/Border Security Award for "Best Security Checkpoint”. For further details on the Company and its products, please visit the Company's website at www.implantsciences.com.

Cautionary Note Regarding Forward-Looking Statements

This press release and any statements of employees, representatives and partners of Implant Sciences Corporation (the "Company") related thereto contain or may contain certain “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such statements may include, without limitation, statements with respect to the Company's plans, objectives, projections, expectations and intentions and other statements identified by words such as "projects," "may," "will," "could," "would," "should," "believes," "expects," "anticipates," "estimates," "intends," "plans," "potential" or similar expressions.  Such statements are based on management’s current expectations and are subject to significant risks and uncertainties (many of which are beyond the Company’s control) that could cause the

Company’s actual results to differ materially from the forward-looking statements.  Such risks and uncertainties include, but are not limited to (i) the risk that the Company’s strategic initiatives referenced herein may not actually occur, or if they occur, that they will not benefit the Company’s shareholders, (ii) the risk that deployment of the Company’s devices may not occur as planned, (ii) the risk that there is no guaranty that the Transportation Security Administration (TSA) or any other U.S. or foreign government and law enforcement agencies or commercial consumers will purchase any of the Company’s explosives detection products or that any new products the Company may develop will be accepted by the TSA or by such other governments, agencies or consumers, (iii) economic, political and other risks associated with international sales and operations could adversely affect the Company’s sales, (iv) the Company’s business is subject to intense competition and rapid technological change, and the Company’s ability to generate revenue and profit will depend on its ability to develop and introduce new products and (v) other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including its most recent Forms 10-K, 10-Q and 8-K.  In light of these risks and uncertainties, readers are cautioned that actual results may differ significantly from those described or anticipated in the forward-looking statements.  The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future presentations or otherwise, except as required by applicable law.

Contact:

Implant Sciences Corporation Investor Relations

Company Contact:

Glenn King

732-747-0702